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(KPMG LOGO)

               KPMG LLP
               Suite 2000
               303 Peachtree Street, NE
               Atlanta, GA 30308

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members
Ashton Woods USA L.L.C.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                 /s/ KPMG LLP

Atlanta, Georgia
January 27, 2006






          KPMG LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.